Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2018 relating to the financial statements, which appears in AppFolio, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.
/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 26, 2018